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                                                                    EXHIBIT 99.3

N E W S B U L L E T I N
       FROM:                                    [SIZZLER LOGO]


                                        RE:  SIZZLER INTERNATIONAL, INC.
                                             6101 W. Centinela Ave., Suite 200
                                             Culver City, CA 90230
The Financial Relations Board                (310) 568-0135
       BSMG WORLDWIDE                   NYSE: SZ

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AT THE COMPANY:                                     AT THE FINANCIAL RELATIONS BOARD:
Charles Boppell       Kim Forster                   Haris Tajyar              Tricia Ross
President and CEO     Vice President, Planning      General Information       Investor Contact
(310) 568-0135        (310) 568-0135                (310) 442-0599            (310) 442-0599
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FOR IMMEDIATE RELEASE
May 7, 2001


            SIZZLER INTERNATIONAL APPOINTS KENNETH COLE PRESIDENT
                            AND CEO OF SIZZLER USA

CULVER CITY, CA--May 7, 2001--Sizzler International, Inc. (NYSE: SZ) announced today that Kenneth Cole has been appointed President and Chief Executive Officer of Sizzler USA. Most recently, Mr. Cole, was president and CEO of Santa Clara-based, Blue Chalk Cafe Corporation, owner and operator of Left at Albuquerque.

"Ken has nearly twenty years of experience in the restaurant industry and a track record of successful strategic development, franchise management and growth," said Charles Boppell, President and CEO of Sizzler International, Inc. "He brings experience invaluable to our management team as we continue to strengthen the Sizzler(R) brand."

"This is an exciting time to be leading Sizzler USA," said Mr. Cole. "Over the past year, the company has successfully re-imaged and repositioned its company-owned units through an extensive remodel program. I look forward to leveraging these achievements and to continuing to expand Sizzler USA's operations."

Previously at Damon's International from 1988 to 1999, Mr. Cole led Damon's expansion from 35 restaurants to 150, including 23 company-owned locations and 95 franchised locations. During this period, average unit volume grew 33% and total company sales increased to $241 million.

Prior to serving with Damon's International, Mr. Cole started his career as a zone manager with Ponderosa, Inc from 1982 to 1987. During the period from 1987 to 1991, he held the positions of vice president of operations for both Omara Enterprises and Park Management Corporation, the largest franchisee of Damon's Inc.

Mr. Cole replaces Thomas E. Metzger, who resigned his position as President and CEO of Sizzler USA in March 2001, following his father's sudden death, which required Mr. Metzger's full attention to his family and family businesses.

                                    -more-

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

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About Sizzler

Sizzler International, Inc. operates, franchises or joint ventures 347 Sizzler(R) restaurants worldwide, in addition to 106 KFC(R) restaurants primarily located in Queensland, Australia and 11 Pat & Oscar's restaurants.

To the extent that certain statements contained in this document may be deemed under federal securities laws to be forward-looking statements, Sizzler intends that they be subject to the safe-harbor applicable to forward-looking statements under such laws.

                                    -more-

Financial Relations Board, Inc. serves as financial relations counsel to this company is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities